Exhibit j(1)


Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the captions Financial Highlights in the Prospectuses (Equity 500 Index Fund, Small Cap Index Fund and EAFE Equity Index Fund) and to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A) (No. 333-00479) of BT Insurance Funds Trust of our reports dated January 29, 1999, included in the 1998 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 27, 1999